EXHIBIT 99.1
JCM PARTNERS, LLC
A Delaware Limited Liability Company
DESCRIPTION OF SECURITIES

As revised February 10, 2006

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Exhibits:

Exhibit A	Class 2 Unit Put Option Chart

Exhibit B	Intentionally omitted

Exhibit C	Intentionally omitted

Exhibit D-1	Amended and Restated Class 1 Certificate of Designations (“Class 1 COD”)

Exhibit D-2	Amended and Restated Class 2 Certificate of Designations (“Class 2 COD”)

Exhibit D-3	Class 3 Certificate of Designations (“Class 3 COD”)

Exhibit D-4	Series B Preferred Certificate of Designations (“Series B COD”)

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Forward-Looking Statements
Certain information included in this document or other documents that we publish contain or may contain forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or similar expressions. Forward-looking statements, including those relating to the value of our Units, the Series B Preferred Units or the Put Rights, the value of our properties, financial performance, and liquidity and capital resources, are subject to risks and uncertainties. Actual results or outcomes may differ materially from those described and will be affected by a variety of risks and factors. Those risks and factors include unanticipated adverse business developments affecting us or our properties, defaults or non-renewal of leases, adverse changes in the real estate markets, increases in interest rates and operating costs, increased competition, changes in general and local economies, environmental uncertainties, risks related to natural disasters, increases in real property tax rates, and federal, state and local governmental regulations that affect us. Forward-looking statements speak only as of the date they are made and we assume no duty to update them.

Introduction
JCM’s capital structure consists of Units and Preferred Units. JCM currently has three classes of Units — Class 1, 2 and 3 Units. JCM currently has one series of Preferred Units — Series B Preferred Units. Holders of Class 1 Units, who did not exercise their Class 1 Put Rights, have the right to convert their Class 1 Units into Class 2 or 3 Units on a book entry certificate-by-certificate basis. Holders of Class 2 Units have the right to convert their Class 2 Units into Class 3 Units on a book entry certificate-by-certificate basis. Our Class 3 Units and Series B Preferred Units are not convertible into any other securities.
The terms of our Class 1, 2 and 3 Units and Series B Preferred Units are set forth in Certificates of Designations for each class of Units and the Series B Preferred Units (referred to herein as a “COD” or, collectively, as the “CODs”). Each COD is an exhibit to the Company’s Second Amended and Restated Operating Agreement, dated as of June 21, 2005 (the “Operating Agreement”). Our Board of Managers has the authority to create additional classes of Units or Series of Preferred Units by approving a COD for such new class of Units or series of Preferred Units, subject to the terms of our Operating Agreement.
Our COD for the Class 1 Units was created as part of our Amended and Restated Operating Agreement as of June 25, 2003 (the “Original Class 1 COD”). Our Original Class 1 COD was amended as of June 22, 2004 and is referred to herein as the “Class 1 COD”. The Original CODs for our Class 2 and 3 Units were created by our Board of Managers on September 24, 2003 (herein, the “Original Class 2 COD” and “Class 3 COD,” respectively). Our Original Class 2 COD was amended as of June 22, 2004 and is referred to herein as the “Class 2 COD”.
We have prepared this “Description of Securities” to help you understand the differences between the classes of Units and Series B Preferred Units, as well as to answer some of the questions you might have. However, this Description of Securities is only a summary of the terms of our Class 1, Class 2 and Class 3 Units, our Series B Preferred Units and some provisions of our Operating Agreement. It should not be viewed as a substitute for our Operating Agreement, the CODs reflecting all of the terms of our Class 1, Class 2 and Class 3 Units, our Series B Preferred Units or our Bylaws. If you would like to obtain a copy of the Operating Agreement, or a summary of its key terms, please contact Investor Services at 1-888-880-1966. Copies of the CODs for the Class 1, 2 and 3 Units, as amended, are attached hereto as Exhibits D-1, D-2 and D-3. A copy of the COD for our Series B Preferred Units (“Series B COD”) is attached hereto as Exhibit D-4.
We also file public reports and other documents with the Securities and Exchange Commission (“SEC”). You can find copies of all of our public filings on the SEC’s web site at www.sec.gov.
We have not registered the conversion of Units under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws, nor has the SEC or any state regulatory agency passed upon the accuracy or adequacy of this “Description of Securities” or endorsed the merits of converting your Units. Any representation to the contrary would be unlawful.

1:	FREQUENTLY ASKED QUESTIONS

1.1	Why am I receiving this information?
You have received this information for one or more of the following reasons:
•	You requested it.

•	You are considering an investment in the Company.

•	You recently acquired your Units through inheritance or some other involuntary means.
1.2	What are Class 1 Units?
Class 1 Units are the Units that were formerly our Common Units. Our Common Units became our Class 1 Units when we amended and restated our Operating Agreement on June 25, 2003 (see Section 4.1).
•	Class 1 Units had a Class 1 Put Right that expired in 2005.

•	Class 1 Units have a right to a mandatory distribution that is $0.0775 per unit per year paid monthly.

•	Class 1 Units are convertible into Class 2 or 3 Units at any time, provided the holder of Class 1 Units did not exercise the Class 1 Put Right.

•	Class 1 Units are not convertible into Series B Preferred Units.
1.3	What are Class 2 Units?
Class 2 Units are similar to Class 1 Units and:
•	Class 2 Units have a Class 2 Put Right in 2010, rather than in 2005 like the Class 1 Units’ Put Right.

•	Class 2 Units have a right to a mandatory distribution that is $0.08 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 2 Units are convertible into Class 3 Units at any time, provided the holder of Class 2 Units has not exercised the Class 2 Put Right.

•	Class 2 Units are not convertible into Class 1 Units or Series B Preferred Units.
1.4	What are Class 3 Units?
Class 3 Units are similar to Class 1 Units and:
•	Class 3 Units have a right to a mandatory distribution that is $0.0825 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 3 Units are not convertible into Series B Preferred Units.
Class 3 Units are different from Class 1 Units in that:
•	Class 3 Units do not have a Put Right.

•	Class 3 Units are not convertible into Class 1 or Class 2 Units.

1.5	What are Series B Preferred Units?
The Series B Preferred Units are Preferred Units, rather than another class of Units. Preferred Units have different rights, preferences, privileges and restrictions than Units under the Company’s Operating Agreement (see Article 2 of the Company’s Operating Agreement). The Series B Preferred Units are subordinate to the Company’s Units with respect to mandatory monthly distributions and senior to the Company’s Units with respect to payments on the dissolution of the Company.
The Series B Preferred Units are similar to the Class 3 Units, except as follows:

Provision	Class 3 Units	Series B Preferred Units
Mandatory Monthly Distributions	1/12th of $0.0825 per month	Same; however, the right of the Series B Preferred Units to receive mandatory monthly distributions is subordinate in certain respects in the event of a shortfall (see Section 6.1.1).

Additional Distributions	Eligible	Same as Class 3 Units; however, the Series B Preferred Units must receive their mandatory monthly distributions before any Additional Distributions may be paid to any other class of Units.

Voting	As provided in the Certificate of Designations of the Class 3 Units and Operating Agreement	Similar (however, set forth in the Series B Certificate of Designations); however, the Series B Preferred Units do not have a right to veto exit events.

Repurchase by the Company	Eligible	Same as Class 3 Units after Series B Preferred Units have been held 3 years from their original sale by the Company (except in the event of hardship).

Put Rights	None	The holders of Series B Preferred Units have a right to put the Series B Preferred Units upon a change of control of the Company at a price equal to 120% of the price that Series B Preferred Unit was originally sold by the Company. Holders of Series B Preferred Units, who do not exercise this right, will participate with the other Members in the consideration available in the change of control transaction.

Redemption Upon Company Dissolution	None	If the Company dissolves, the Company shall redeem the Series B Preferred Units at a price equal to the greater of (i) 110% of the price that Series B Preferred Unit was originally sold by the Company or (ii) the weighted average price paid for Class 3 Units under the Repurchase Program (as described in Section 6.1.4) prior to making liquidating payments to holders of classes of Units. This redemption is mandatory and holders of Series B Preferred Units will not participate in any additional proceeds that may be available upon the liquidation of the Company once the Company has fully satisfied its redemption obligation.

Provision	Class 3 Units	Series B Preferred Units
Restricted Stock Under the 1933 Act	No. Class 3 Units were issued pursuant to an exemption from the 1933 Act when the Company emerged from the IRM bankruptcy proceedings.	Yes. Series B Preferred Units were and are being sold in reliance on Rule 506 of the 1933 Act. Consequently, the Series B Preferred Units are restricted securities under the 1933 Act. Accordingly, in general, Series B Preferred Units may only be resold pursuant to registration or an exemption under the 1933 Act. Practically, this means that Series B Preferred Units may only be resold to the Company or other sophisticated investors.
1.6	Why did JCM create Class 2 and Class 3 Units?
At the time we created the Class 2 and Class 3 Units, we were trying to assess our long-term capital needs. At that time, we did not know the number of Members who might exercise their Class 1 Put Rights. This made our long-term planning difficult and negotiations with mortgage lenders more difficult. Accordingly, as Members converted into Class 2 and Class 3 Units, we were better able to forecast our long and short-term capital needs, thereby improving our internal planning, as well as our negotiations with mortgage lenders. We also believed that many of our Members wished to own JCM Units as a long-term investment.
1.7	Why did JCM create and sell the Series B Preferred Units?
The Company created and sold Series B Preferred Units to help finance the repurchase and redemption of existing Class 1 Units. The Company may continue to sell Series B Preferred Units to accredited investors until June 30, 2006 on the terms set forth in the Company’s Private Placement Memorandum, dated November 24, 2004, unless extended by the Board of Managers.
1.8	What was the Class 1 Put Right?
Until September 28, 2005, Members (of record as of June 30, 2005) holding Class 1 Units had the right to require JCM to redeem by June 2007 some or all of their Class 1 Units for the Exercise Price described below. Class 1 Units that were put to the Company may be redeemed by the Company at any time, provided all put Class 1 Units must be redeemed by June 30, 2007. Holders of 9,864,299 Class 1 Units exercised their Class 1 Put Rights.
1.9	What was the Exercise Price for the Class 1 Put Right?
The Exercise Price for the Class 1 Put Right was $2.78 per Class 1 Unit.
The actual Exercise Price paid to Class 1 Unit holders who exercised their Put Right will be offset by all distributions paid to them after June 30, 2005 and through June 30, 2006. For example, using the Exercise Price of $2.78, if JCM makes $0.09 in distributions during such time period before redeeming the put Class 1 Units, then the final redemption payment to the putting Class 1 Unit holders will be $2.69 per Class 1 Unit.
Distributions paid to Class 1 Unit holders of record on and after July 1, 2006, will not be deducted from the Exercise Price.

1.10	How was the Class 1 Put Right Exercise Price calculated?
In brief, the Exercise Price of $2.78 per Class 1 Unit was calculated as follows:
•	We obtained appraisals, dated June 29, 2005, from a licensed appraiser on our properties.

•	We retained Certified Public Accountants (“CPAs”) to calculate the value of the Class 1 Units based on a pro forma balance sheet by using the appraised values of the assets and then subtracting our liabilities. The value of the Class 1 Units was net of an allowance for all of the anticipated costs and expenses, including but not limited to the costs and expenses of liquidating all of our properties, and also net of the amounts we owe to Preferred Unit holders.
Additional information is contained in (i) Sections 5.4 and 5.5 of the Class 1 COD and (ii) the Class 1 Put Right Exercise Notice to Holders of All 14,411,583 Outstanding Class 1 Units for an Exercise Price of $2.78 per Class 1 Unit (the “Class 1 Exercise Notice”), which we mailed to the holders of Class 1 Units on July 20, 2005.
1.11	What is the Class 2 Put Right?
Between July and September 2010, Members (of record as of June 30, 2010) holding Class 2 Units will have the right to require JCM to redeem by June 2012 some or all of their Class 2 Units for the Exercise Price determined in accordance with Section 5.4 of the Class 2 COD.
1.12	How will the Class 2 Exercise Price be calculated?
The Class 2 Exercise Price will be calculated in a similar manner as the Class 1 Exercise Price was calculated, except that the appraisals must be dated no earlier than April 2, 2010, nor later than June 29, 2010. See Section 4.2.5.
1.13	How much will JCM borrow to finance the Put Rights?
Based on the June 29, 2005 Appraisals and our December 31, 2005 loan balances, our loan-to-value ratio was approximately 51.8%. However, due to the mandatory distributions we pay to Members and our current cash flow levels, we are unable to significantly increase our loan-to-value ratio. Accordingly, we believe we could increase our mortgage debt by approximately another $3.0 million to help fund our redemption of the put Class 1 Units. After this additional amount of borrowing, we anticipate obtaining the rest of the funds needed to pay for additional put Class 1 Units primarily from sales of our properties or available cash.
Any decision on how much we will borrow against our portfolio with respect to the Class 2 Put Rights will be made closer to the time that the Class 2 Put Rights may be exercised in 2010. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources” in our filings with the SEC, beginning with our Form 10-Q for the quarter ending June 30, 2004, for a discussion of our financing plans.
1.14	Are my Units or Series B Preferred Units currently convertible?
•	You have the right to convert some or all of your Class 1 Units into two classes of Units. The two classes of Units are Class 2 and Class 3. You may convert Class 1 Units at any time into Class 2 or Class 3 Units, provided you did not exercise your Class 1 Put Right.

•	You have the right to convert some or all of your Class 2 Units at any time into Class 3 Units, provided you have not exercised your Class 2 Put Right.

•	You may not convert your Class 3 Units into any other class of Units.

•	You many not convert any class of Units into Series B Preferred Units.

•	You may not convert Series B Preferred Units into any class of Unit.
1.15	Can I convert my Class 1 Units to Class 2 Units and then later convert my
Class 2 Units to Class 3 Units?
Yes. However, in order to convert Class 1 Units, you must not have exercised your Class 1 Put Right. In addition, in order to convert your Class 2 Units, you must not have exercised your Class 2 Put Right.
1.16	Once I have converted my Units to a different class, will I be allowed to convert those Units back to their original class?
No. More precisely, you will only be allowed to convert the Units described in this document to a higher class number, never to a lower class number.
1.17	What are the deadlines for converting Units?
Class 1 Units may be converted to Class 2 or Class 3 Units at any time. Class 2 Units may be converted to Class 3 Units at any time. However, in order to convert Class 1 or Class 2 Units, the holder of those Units must not have exercised the Put Right for such Units, as applicable. We will convert Units on the first day of the month following our receipt of a properly completed conversion form.
1.18	What happens if I don’t do anything?
You will continue to own your current class of Units.
1.19	What class of Units is best suited for me?
See the discussion under Section 3 below for a detailed discussion of this issue. We recommend that Members consult their own financial and tax advisors prior to making a decision to convert their Units or to exercise the Class 2 Put Rights, since the sale of Units might have a significant adverse tax consequence to former IRM “equity” holders who have negative capital account balances. In general terms, we believe that Class 1, 2 and 3 Units are best suited for Members as follows:
Class 1
Members who are satisfied with their current choice of Unit class and do not wish to make a change at this time.
Given the expiration of the Class 1 Put Right and the higher monthly distributions paid to holders of Class 2 and Class 3 Units, we do not believe there are any economic advantages to our Members by continuing to own Class 1 Units rather than converting to Class 2 or 3 Units.

Class 2
Members who wish to preserve the ability to exercise their Put Rights in 2010 and to receive the Exercise Price for their Class 2 Units by 2012, and who are
•	former IRM “debt” holders or

•	tax-exempt organizations or

•	tax-sheltered entities, such as IRAs.
Class 3
Members who do not wish to sell their JCM Units pursuant to the Class 2 Put Right, and who
•	are former IRM “equity” holders, who would experience severe adverse tax consequences upon the sale of their JCM Units, or

•	like JCM as a long-term investment for their ability to receive cash distributions and for the long-term appreciation potential of JCM Units.
1.20	What happens if I convert my Units, but you still have to liquidate?
In a liquidation of JCM, all Units would be treated as being equal when computing their liquidation value. However, if we have any Preferred Units at the time of our liquidation, the Preferred Units may have a preference upon liquidation over the Units depending on the terms of the CODs for the series of Preferred Units.
If you convert Units and then we later liquidate, what you receive upon liquidation will depend on the liquidation value of the Company at that time. This value may be greater or less than the amount received by Members who exercise their Put Rights. The Series B Preferred Units have a liquidation preference equal to the greater of (i) 110% of the original price of the Series B Preferred Unit or (ii) the weighted average price paid by the Company for repurchases of Class 3 Units (see Sections 1.5 and 6.1.4).
On July 13, 2005, the Board of Managers adopted a resolution to continue the Company’s operations past June 30, 2007, and, accordingly, not to liquidate the Company pursuant to Section 5.6 of the Class 1 COD.
In connection with the Class 2 Put Rights, our Board of Managers is required to meet by December 27, 2010 to determine if we should continue to operate past June 30, 2012 (see Section 4.2.6).
1.21	What if I need to sell some of my Units or Series B Preferred Units? What are my options?
There is a Member Buyer and Seller Program that all Members can participate in where Members can buy or sell Units or Preferred Units among themselves (subject to securities law restrictions). While we have no way of knowing the prices at which Members may agree to sell Units, Class 2 and 3 Units might trade at higher prices than Class 1 Units because they each carry a higher mandatory monthly distribution rate. Because Class 3 Units have the highest mandatory monthly distribution rate, they may trade at the highest price; however, the Class 3 Unit’s trading price might be lessened because of its reduced liquidity. For the last three years, Member-to-Member sales have averaged 15 per year.

The Company also has a Repurchase Program in which the Company will from time to time repurchase Units. The Company may also repurchase Series B Preferred Units (i) that have been held for three years from their original purchase from the Company or (ii) in the case of hardship pursuant to our Repurchase Program. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors. If the Company is unable to satisfy repurchase requests from holders of Units, Member-to-Member transactions may increase.
Current information on our Repurchase Program is set forth in Part II, Item 2 of our Form 10-Qs and Part II, Item 5 of our Form 10-Ks on file with the SEC. However, our current repurchase guidelines have the following policies:
•	The Company shall use its best efforts to repurchase Units and Preferred Units at prices that are consistent with the guidelines and any applicable CODs;

•	The Company shall set aside as non-cumulative cash reserves an amount equal to $100,000 each month to fund repurchases of Units and Preferred Units; and

•	The Company shall prioritize available funds for repurchases in the following order:
–	Repurchase of Units and Preferred Units in the case of hardship;

–	Repurchases of Units and Preferred Units that have the most current “put right” to sell their Units or Preferred Units back to the Company; and

–	After satisfaction of the above priorities, all Units and Preferred Units shall be treated equally, except where expressly limited by a COD (i.e., Series B Preferred Units may not be repurchased for three years from the date of purchase from the Company, except in the case of hardship).
In addition, some Members may find other buyers for their Units and Preferred Units, other than other Members or the Company.
1.22	If I die, what class of Units can I pass to my heirs? Can my heirs receive Series B Preferred Units?
At death, your heirs will receive the class(es) of Units or the Series B Preferred Units then owned by you. Accordingly, if you owned 100,000 of each of Class 1, 2 and 3 Units and Series B Preferred Units, your heirs would receive 100,000 of each of Class 1, 2 and 3 Units and Series B Preferred Units.
1.23	How do I convert my Units?
Members wishing to convert their Class 1 Units or Class 2 Units will need to complete conversion forms according to their instructions and return them to the Company. A sample form is on file with the SEC. Please contact Investor Services at (888) 880-1966 if you need a conversion form.
1.24	What are some of my risks if I convert my Class 1 or Class 2 Units?
Since the Class 1 Put Right has expired, we believe there is no economic risk associated with converting Class 1 Units to Class 2 Units for a larger monthly check. Your ability to sell your Units for cash would be the Class 2 Put Right, if you convert to Class 2 Units, the Buyer/Seller Program, JCM’s Unit Repurchase Program, individually negotiated sales or a sale of the Company.
Members who convert to Class 3 Units will be giving up their right to put their Class 2 Units to the Company based on 2010 appraised values of our properties. It is too early for us to predict what our properties will appraise for in 2010.
As long as a Member owns Units in JCM, they are subject to the general risks inherent in an investment in a company like ours. In addition, Members who convert into Class 3 Units, rather than exercise their Class 2 Put Rights, are also subject to the general risks inherent in a long-term relatively illiquid investment in a company like ours which owns a portfolio of real estate assets versus having cash.
Holders of any class of Units may receive less upon liquidation due to the liquidation preference of the Series B Preferred Units or Preferred Units we may create in the future (see Question 1.20).
Finally, as previously disclosed in our Form 10-Ks beginning with the year ended December 31, 2003, we may, at some point, become eligible to suspend filing reports with the SEC under certain circumstances. If we did so, we would no longer be required to file reports with the SEC and would not be required to disclose to Members as much information as they currently receive about the Company.
1.25	Can I buy Preferred Units?
Members who are accredited investors under Rule 501(a) of the Securities Act of 1933, as amended, are allowed to invest in our offering of Series B Preferred Units.
1.26	Where can I get information about the terms of the Series B Preferred Units?
Information regarding our Series B Preferred Units is set forth in Sections 1.27–1.30 and 6 below. In addition, we filed certain information regarding our Series B Preferred Units on a Form 8-K (January 1, 2005 event date) with the SEC on January 6, 2005.
1.27	Why did the Company issue the Series B Preferred Units at a price that reflects a discount to the Class 1 Units?
The price of the Series B Preferred Units was determined by the Company’s Board of Managers based on, among other factors, a discount to the price at which the Company generally repurchased Class 1 Units. The Board concluded that a 30% discount was necessary in order to attract investors, particularly since the Series B Preferred Units do not have the same liquidity opportunities as Class 1 Units (see our SEC filings for additional information). In addition, the Board wanted to price the Series B Preferred Units attractively to investors, since it believed that raising cash to finance the Class 1 Put Rights was more desirable than selling properties once the Company borrowed as much debt as the Board believes is appropriate. In reaching this conclusion, the Board considered that selling a significant number of properties would have adverse tax consequences for many of the Company’s Members.

1.28	How many other series of Preferred Units of the Company currently exist?
Besides the Series B Preferred Units, there are no other series of Preferred Units of the Company authorized or outstanding.
1.29	Can the Company issue additional classes of Units and/or series of Preferred Units senior and/or equal to those of the Units and/or the Series B Preferred Units?
Yes. Subject to the protective provisions in the Operating Agreement and the CODs, the Board can issue additional classes of Units and/or series of Preferred Units with rights senior to those of the Units and/or Series B Preferred Units. See Section 2.1.4 of the Operating Agreement. For additional information see Section 2.2 of our Summary of the Operating Agreement, revised February 10, 2006, a copy of which is on file with the SEC.
1.30	Does the Company have Series A Preferred Units?
No. The Company does not have any Series A Preferred Units issued or outstanding. The Company’s previous Preferred Units have been completely redeemed and were referred to as “Series A Preferred Units.” Accordingly, the Company designated its new series of Preferred Units as “Series B Preferred Units.”
2:	SUMMARY

2.1	JCM’s Capital Structure
We have the authority to issue a total of 300,000,000 Units, of which 25,000,000 may be Preferred Units. As of February 10, 2006, we had the following classes of Units and Series of Preferred Units issued and outstanding by Members other than our wholly-owned subsidiary:
13,568,586 Class 1 Units
14,661,185 Class 2 Units
32,526,621 Class 3 Units
7,192,000 Series B Preferred Units
67,948,392 Total Units and Preferred Units
We currently have no other classes of Units or series of Preferred Units outstanding. However, the Board has authorized the issuance of up to 25,000,000 Series B Preferred Units. In addition, the Board has authorized the issuance of Class 2 Units and Class 3 Units as follows:
•	Class 2 Units are only authorized for issuance upon the conversion of Class 1 Units into Class 2 Units.

•	Class 3 Units are authorized for issuance (i) upon the conversion of Class 1 or Class 2 Units into Class 3 Units or (ii) for awards made to employees under the Company’s 2006 Long-Term Incentive Unit Award Plan (the “LTI Plan”) in an amount up to 901,521 Class 3 Units.
2.2	Class 1 Units
•	Class 1 Units had a Put Right that expired on September 28, 2005.

•	Class 1 Units have a right to a mandatory distribution of $0.0775 per unit per year paid monthly.

•	Class 1 Units are convertible into Class 2 or Class 3 Units at any time, provided the holder did not exercise the Put Right.
2.3	Class 2 Units

Class 2 Units are similar to Class 1 Units in that:
•	Class 2 Units have a Class 2 Put Right in 2010, rather than in 2005 like the Class 1 Units’ Put Right.

•	Class 2 Units have a right to a mandatory distribution that is $0.08 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 2 Units are convertible into Class 3 Units at any time, provided the holder of Class 2 Units has not exercised the Class 2 Put Right.

•	Class 2 Units are not convertible into Class 1 Units or Series B Preferred Units.
2.4	Class 3 Units

Class 3 Units are similar to Class 1 Units and:
•	Class 3 Units have a right to a mandatory distribution that is $0.0825 per unit per year paid monthly, rather than the mandatory distribution of $0.0775 Class 1 Units are entitled to receive.

•	Class 3 Units are not convertible into Series B Preferred Units.
Class 3 Units are different from Class 1 Units in that:
•	Class 3 Units do not have a Put Right.

•	Class 3 Units are not convertible into Class 1 or Class 2 Units.
2.5	Series B Preferred Units

The Series B Preferred Units are similar to the Class 3 Units; however, they are different in that:
•	The Series B Preferred Units have a Put Right only upon a change of control of the Company.

•	If the Company dissolves, the Company is required to redeem the Series B Preferred Units based on a formula price set forth in the Series B COD.

•	The Series B Preferred Units’ rights to mandatory distributions are subordinate in certain respects in the event of a shortfall.

•	The Series B Preferred Units must have been held three years from their original sale by the Company in order to participate in the Company’s Repurchase Program (except in the case of hardship).
2.6	Conversion Procedures

Members wishing to convert their Class 1 Units or Class 2 Units will need to complete conversion forms according to their instructions and return them to the

Company. A sample form is on file with the SEC. Please contact Investor Services at (888) 880-1966 if you need a conversion form.

3:	SUITABILITY OF CLASS 1, 2 AND 3 UNITS FOR OUR MEMBERS

Although Members should consult their own financial and tax advisors, we believe that the Class 1, Class 2 and Class 3 Units are generally suitable for Members as follows:

3.1	Suitability of Class 1 Units

Compared with Class 2 and 3 Units, Class 1 Units have the lowest mandatory distribution rate, or $0.0775 per Unit per year paid monthly. Given the expiration of the Class 1 Put Right and the higher monthly distributions paid to holders of Class 2 and Class 3 Units, we do not believe there are any economic advantages to our Members by continuing to own Class 1 Units rather than converting to Class 2 or 3 Units. However, Members who are satisfied with their Class 1 Units do not need to convert their Units to a different class.

Members who have a low or negative capital account balance should consult their tax advisors to discuss whether such Members should ever consider selling their Class 1 Units, or whether such Class 1 Units should pass to the Member’s heirs. If it is concluded that passing Units to heirs is the best tax strategy, then consideration should be given to the higher distributions provided by the Class 3 Units as compared to both the Class 1 and Class 2 Units.

The conversion of Class 1 Units to Class 2 or 3 Units is not a taxable event to the holder. Holders of Class 1 Units who did not exercise their Class 1 Put Rights and who are considering selling their Class 1 Units should read the discussion of the consequences of selling their Class 1 Units under “Possible Tax Consequences for Members” as discussed in our Form 10-K for the year ended December 31, 2004. Our future SEC filings should be consulted for updated information.

3.2	Suitability of Class 2 Units

Compared with the other classes of Units, Class 2 Units pay the second highest mandatory distribution rate, or $0.08 per unit per year paid monthly. Additionally, the holders of Class 2 Units have the right to have us redeem their Class 2 Units by June 30, 2012 based on a 2010 appraisal of our assets.

Although Members should consult their financial and tax advisors, we believe Class 2 Units are most suitable for Members who would like to benefit from larger monthly distributions, but desire to preserve their ability to exercise a Put Right.

While we have no way of knowing the prices at which Members may agree to sell Units, Class 2 Units might trade at higher prices than Class 1 Units because they carry a higher mandatory monthly distribution rate. However, since Class 3 Units have the highest mandatory monthly distribution rate, Class 3 Units might trade at even higher prices than Class 2 Units, although the Class 3 Unit’s trading prices might be lessened because of its reduced liquidity. For the last three years, Member-to-Member sales have averaged 15 per year.

Additionally, the Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on hand, number of repurchase requests or other factors (see Section 1.21 above). If the Company is unable to satisfy repurchase requests from holders of Units, Member-to-Member transactions may increase.

Members who have a low or negative capital account balance should consult their tax advisors to discuss whether such Members should ever consider selling their Class 2 Units, or whether such Class 2 Units should pass to the Member’s heirs. If it is concluded that passing Units to heirs is the best tax strategy, then consideration should be given to the higher distributions provided by the Class 3 Units.

The conversion of Class 2 Units to Class 3 Units is not a taxable event to the holder. Holders of Class 2 Units who are considering selling their Class 2 Units should read the discussion of the consequences of selling their Class 2 Units under “Possible Tax Consequences for Members” as discussed in our Form 10-K for the year ended December 31, 2004. Our future SEC filings should be consulted for updated information.
3.3	Suitability of Class 3 Units

Compared with the Class 1 and 2 Units, the Class 3 Units pay the highest mandatory distribution rate, or $0.0825 per unit per year paid monthly. However, the holders of Class 3 Units have no right to ever require JCM to redeem their Class 3 Units.

Accordingly, although Members should consult their own financial and tax advisors (and read the discussion of tax matters included in our Form 10-K for the year ended December 31, 2004 under “Possible Tax Consequences for Members”, which will be updated in our future SEC filings), we believe that Class 3 Units are most suitable for Members who meet the following criteria:
•	A Member is a former IRM “equity” holder who has consulted with a tax advisor and has concluded that Units should not be sold; or

•	A Member who has determined that he or she wants to make a long-term investment in JCM, primarily for the right to receive cash distributions and who has no current or foreseeable need to sell any Units.
While we have no way of knowing the prices at which Members may agree to sell Units, Class 3 Units might trade at higher prices than Class 1 or Class 2 Units because they carry the highest mandatory monthly distribution rate. However, the Class 3 Unit’s trading price might be lessened because of its reduced liquidity.
Additionally, the Company also has a Repurchase Program in which the Company will from time to time repurchase Units. However, the Board assesses this program on a regular basis and may modify the repurchase guidelines as necessary based on business priorities, available cash on-hand, number of repurchase requests or other factors (see Section 1.21 above).
Therefore, the Company believes that Class 3 Units are suitable for those Members who want to make a long-term investment in the Company and have no foreseeable need to sell their JCM Units.

3.4	Tax Considerations

We strongly advise Members who were “equity” investors in the IRM entities to consult their tax advisors prior to the sale of their Units, including a sale to us under JCM’s Repurchase Program or pursuant to the Class 2 Put Right.

Members who have a low or negative capital account balance should consult their tax advisors to discuss whether such Members should ever consider selling their Units, or whether such Units should pass to the Member’s heirs.

Holders of Units who are considering selling their Units should read the discussion of the consequences of selling their Units under “Possible Tax Consequences for Members” as discussed in our Form 10-K for the year ended December 31, 2004. Our future SEC filings should be consulted for updated information.

4: DESCRIPTION OF CLASS 1, 2 AND 3 UNITS

4.1	Class 1 Units

We created the Class 1 Units when we amended and restated the Operating Agreement on June 25, 2003.[1] At that time, all outstanding Common Units became Class 1 Units. The terms of the Class 1 Units are set forth in the Class 1 COD that is attached as an exhibit to the Operating Agreement. Our Members approved amendments to the Class 1 COD on June 22, 2004. A copy of the Amended Class 1 COD is on file with the SEC and is also attached to this document as Exhibit D-1.

Class 1 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 1 COD). In addition, Class 1 Units have the following additional rights, preferences, privileges and restrictions:
4.1.1	Mandatory Monthly Distributions

Holders of Class 1 Units have the right to receive Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.0775 (seven and 3/4 cents) per Class 1 Unit. The Class 1 Mandatory Monthly Distributions are required to be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any Class of Units. In general, we cannot issue any other Class of Units with the right to receive any distributions prior to payment of the Mandatory Monthly Distributions. We are authorized, however, to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Operating Agreement without any additional authorization or vote of the Class 1 Units. Class 1 Units have the same priority as Class 2 Units and Class 3 Units (as described below) for sharing in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Operating Agreement.

If we fail, for any reason, to pay any Mandatory Monthly Distribution(s) in a timely manner, we are required to begin liquidating our properties as quickly as commercially reasonable and pay the holders of Class 1 Units

[1]	Our Operating Agreement was further amended and restated as of June 21, 2005.

interest on the overdue Mandatory Monthly Distributions at the rate of 10% per year. We can stop liquidating our properties when we no longer have any overdue Mandatory Monthly Distributions.
Mandatory Monthly Distributions are paid to the holders of record of Class 1 Units as of the first day of the month and are mailed to Members no later than the last day of the month. In lieu of mailing, we also can send payments in any other way agreed to by the holder of Class 1 Units.
The Mandatory Monthly Distributions remain in effect until the first to occur of the following events:
•	The monthly record date immediately prior to our dissolution under Section 5.1.1 of the Operating Agreement; or

•	The Closing of a Change of Control Merger or Consolidation as defined in Section 4.4.2 of the Class 1 COD.
4.1.2	Additional Distributions

Class 1 Units will receive Additional Distributions as determined by the Board in its sole discretion, subject to the limitations in Section 2.1.4.2(c) of our Operating Agreement.

4.1.3	Class 1 Unit Put Option

The Class 1 Put Option expired September 28, 2005.

4.1.4 Determination of Exercise Price

The Exercise Price for the Class 1 Unit Put Right was determined in accordance with Section 5.4 of the Class 1 COD as follows:
•	We obtained an appraisal, dated June 29, 2005, on each of our real properties from an MAI appraiser selected by the Board (the “Appraisals”).

•	We retained CPAs to calculate the value of the Class 1 Units based on a pro forma balance sheet by using the appraised values of the assets and then subtracting our liabilities. The value of the Class 1 Units was net of an allowance for all of the anticipated costs and expenses, including but not limited to the costs and expenses of liquidating all of our properties, and also net of the amounts we owe to Preferred Unit holders. The resulting amount was the Exercise Price of $2.78 for the Class 1 Units.

•	All distributions paid after June 30, 2005 through June 30, 2006 to the holders of Class 1 Units who exercise their Put Rights will be credited against the Exercise Price.
For example:
The Exercise Price is $2.78, but if we make distributions of $0.09 from July 1, 2005 through June 30, 2006, a Class 1 Unit holder who exercised the Put Right would receive $2.69, rather than $2.78 ($2.78 — $0.09 = $2.69), for each put Class 1 Unit.
Additional information is set forth in the Class 1 Exercise Notice.

4.1.5	Liquidation of JCM If We Were Unable to Meet the Put Right

Our Board was required to meet no later than June 30, 2006 to determine whether we should continue to operate past June 30, 2007. On July 13, 2005, our Board met and determined that we should continue our operations beyond June 30, 2007.

4.1.6	Voting Rights

The Class 1 Units have the voting rights granted to Units in the Operating Agreement, including the right to vote as a separate class on certain matters. In addition, in order to amend the Class 1 COD, the Board must first approve the amendment, and then it must be approved by a majority of the Class 1 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 1 Units. In addition, if an amendment to the Class 1 COD would adversely affect a class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such class or series shall have the right to vote separately on the amendment to the Class 1 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 1 COD are subject to approval by all of the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.1.7	Conversion Rights

The Class 1 Units are convertible by the holders of Class 1 Units as follows:
•	Into Class 2 or Class 3 Units at any time, provided the holder did not exercise the Put Right; and

•	Into other classes of Units which come into existence on and after May 31, 2005, if the Board has determined, in its sole discretion, that the Class 1 Units will be convertible into such class(es) of Units.
Unless otherwise determined by the Board, all Class 1 Units are convertible into other classes of Units on a 1:1 basis. Class 1 Units may only be converted into Class 2 or Class 3 Units on a book entry certificate-by-certificate basis. (We have an internal system that creates book entry certificates for holders of Class 1 Units. We issue distribution checks on a book entry certificate-by-certificate basis.) When future classes of Units are created, the Board may require the Class 1 Units to be converted on the same book entry certificate-by-certificate basis, or the Board could require a holder to convert all of the Class 1 Units owned by the holder into the new class of Units as a condition to converting the Class 1 Units (see Section 7.3 of the Class 1 COD).

We have the right to impose reasonable procedures and controls related to the conversion of Class 1 Units.

4.1.8	No Impairment

We are obligated to protect the rights of the holders of Class 1 Units against impairment of their rights. However, this does not mean that we need the unanimous approval or consent of each holder of Class 1 Units to amend the Operating Agreement, the Class 1 COD or to permit us to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution or issuance of Units or Preferred Units.

4.2	Class 2 Units

The Board created the Class 2 Units on September 24, 2003. The terms of the Class 2 Units are set forth in the Class 2 COD that is attached as an exhibit to our Operating Agreement. Our Members approved amendments to our Class 2 COD on June 22, 2004. A copy of the Amended and Restated Class 2 COD is also attached to this document as Exhibit D-2. Class 2 Units have and will be issued to holders of Class 1 Units who convert their Class 1 Units to Class 2 Units in compliance with our conversion procedures. In addition, Class 2 Units may be issued to other persons on terms and conditions approved by the Board. The Board currently has no plans to issue Class 2 Units other than to holders of Class 1 Units who convert their Class 1 Units. The Class 2 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 2 COD). In addition, the Class 2 Units have the following additional rights, preferences, privileges and restrictions:
4.2.1	Class 2 Mandatory Monthly Distributions

Holders of Class 2 Units have the right to receive Class 2 Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.08 (eight cents) per Class 2 Unit. Otherwise, the rights related to the Class 2 Mandatory Monthly Distributions are the same as the rights related to the Class 1 Mandatory Monthly Distributions. Class 2 Units have the same priority as Class 1 Units and Class 3 Units for sharing in any shortfall in distributions as set forth in Section 2.1.4.2(b)(1) of the Operating Agreement.

4.2.2	Additional Distributions

Class 2 Units will receive Additional Distributions as determined by the Board in its sole discretion. The amount of Additional Distributions, if any, will not be less than the amount the Class 1 Units receive on a per-Unit basis.

4.2.3	Class 2 Unit Put Right

A chart showing a timeline for the key provisions of the Class 2 Unit Put Right is attached as Exhibit A.

4.2.4	Notices

Each holder of Class 2 Units as of June 30, 2010 will have the right to require JCM to redeem some or all of such holder’s Class 2 Units for the Exercise Price (as defined in Section 5.4 of the Class 2 COD) by June 30, 2012. By July 20, 2010, we are required to mail a notice to the holders of record of Class 2 Units informing them of the Exercise Price and the time in which holders of Class 2 Units must notify us of their election to exercise their Class 2 Put Right(s). Holders of record of Class 2 Units will have until September 28, 2010 to return the notice of exercise form. Any holder of Class 2 Units who fails to return the notice of exercise form to us on or before September 28, 2010 will forfeit his or her Class 2 Put Right. However, a holder of Class 2 Units, who has not exercised the holder’s Class 2 Put Right, may, at anytime convert the holder’s Class 2 Units to Class 3 Units (see Section 4.2.8).

4.2.5	Determination of Exercise Price

The Exercise Price for the Class 2 Put Right will be determined in accordance with Section 5.4 of the Class 2 COD as follows:
•	We must obtain an appraisal on each of our real properties from one or more MAI appraisers to be selected by the Board and may retain a business appraiser, investment bank, or other qualified person to appraise our other assets (collectively, the “Class 2 Appraisals”).

•	The Class 2 Appraisals must be as of a date that is no earlier than April 2, 2010, nor later than June 29, 2010.

•	We will retain CPAs to calculate the total value of all classes of issued and outstanding Units by preparing a pro forma balance sheet using the appraised values from the Class 2 Appraisals net of an allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of our properties), and using the profit and loss allocation provisions of Article 7 of the Operating Agreement, and otherwise in accordance with generally accepted accounting principles, all of which are to be determined by the Board pursuant to specific written instructions to the CPAs. The CPAs will then divide the total value of all classes of Units by the total number of Units then outstanding, excluding any Units owned by our wholly-owned subsidiary. The resulting amount will be the Exercise Price for the Class 2 Units.

•	All distributions paid after June 30, 2010 through June 30, 2011 to the holders of Class 2 Units who exercise their Class 2 Put Rights will be credited against the Exercise Price.
For example:
If the Exercise Price is $3.50, but we made distributions of $0.09 from July 1, 2010 through June 30, 2011, the Class 2 Unit holder who exercised the Put Right would receive $3.41, rather than $3.50, per Class 2 Unit. Nothing in this example is intended to predict what the actual Exercise Price of a Class 2 Unit will be in 2010.
4.2.6	Full or Partial Liquidation of JCM if We Are Unable to Meet the Class 2 Put Right

If too many Class 2 Unit holders exercise their Class 2 Put Rights, we may not be able to continue to operate beyond June 30, 2012. Therefore, no later than December 27, 2010, the Board is required to meet to determine, in its sole discretion, whether we should continue to operate past June 30, 2012. The following will occur under Section 5.6 of the Class 2 COD:
•	If the Board determines that we can maintain our existence as a going concern and prudently satisfy our obligations to the holders of Class 2 Units who exercised their Class 2 Put Rights through one or more of the following methods: use of available cash and cash equivalents, the issuance of new Units or Preferred Units in capital raising transactions, other financing transactions, or a partial liquidation of our assets; then, we will not be liquidated and we will satisfy our obligations to the holders of Class 2 Units who exercised their Put Option in a timely manner. It is our intent to remain a going concern and not to be liquidated, even if substantially all of our assets are sold in order to satisfy our obligations.

•	If the Board determines that we cannot meet the test set forth above, then the following will occur: the Class 2 Put Rights will be null and void and no holder of Class 2 Units will be entitled to receive the Exercise Price; all of our assets will be sold as soon as practicable; all owners of Class 2 Units will receive the liquidation distributions to which they are entitled under the Agreement; and we will inform all owners of Units and Preferred Units of this decision by January 27, 2011.
4.2.7	Voting Rights

The Class 2 Units have the voting rights granted to Units in the Agreement, including the right to vote as a separate class on certain matters. In addition, in order to amend the Class 2 COD, such amendment must first be approved by the Board and must then be approved by a majority of the Class 2 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 2 Units. In addition, if an amendment to the Class 2 COD would adversely affect a class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such class or series will have the right to vote as a separate class on the amendment to the Class 2 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 2 COD are subject to approval by the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.2.8	Conversion Rights

The Class 2 Units are convertible by the holders of Class 2 Units as follows:
•	Into Class 3 Units at any time, provided the holder has not exercised the Class 2 Put Right.

•	Into other classes of Units when a future class of Units grants the holders of Class 2 Units a conversion right.
Class 2 Units may not be converted back into Class 1 Units. All Class 2 Units will be converted into other classes of Units on a 1:1 basis, unless otherwise determined by the Board. Class 2 Units may only be converted into Class 3 Units on a book entry certificate-by-certificate basis.
JCM has the right to impose reasonable procedures and controls related to the conversion of Class 2 Units.

4.2.9	No Impairment

We are obligated to protect the rights of the holders of Class 2 Units against impairment of their rights in the same manner as the Class 1 and Class 3 Units.
4.3	Class 3 Units

The Board created the Class 3 Units on September 24, 2003. The terms of the Class 3 Units are set forth in the Class 3 COD that is attached as an exhibit to the Operating Agreement. A copy of Class 3 COD is attached to this document as Exhibit D-3. Class 3 Units have and will be issued to holders of Class 1 Units or Class 2 Units who convert their Class 1 Units or Class 2 Units to Class 3 Units in compliance with our conversion procedures. In addition, Class 3 Units may be issued to other persons on the terms and conditions approved by the Board. The Board currently has no plans to issue Class 3 Units other than (i) to holders of Class 1 Units and Class 2 Units upon the conversion of their Class 1 Units or Class 2 Units and (ii) in connection with awards under the Company’s LTI Plan. The Class 3 Units have all the rights, preferences, privileges and restrictions granted to Units under the Operating Agreement (see Section 9 of the Class 3 COD). In addition, the Class 3 Units have the following additional rights, preferences, privileges and restrictions:
4.3.1	Class 3 Mandatory Monthly Distributions

The holders of Class 3 Units have the right to receive Class 3 Mandatory Monthly Distributions equal to one-twelfth (1/12th) of $0.0825 (eight and 25/100 cents) per Class 3 Unit. Otherwise, the rights to Class 3 Mandatory Monthly Distributions are the same as the rights of the Class 1 and Class 2 Units to Mandatory Monthly Distributions.

4.3.2	Additional Distributions

Class 3 Units will receive Additional Distributions as determined by the Board, in its sole discretion, but at no time will the amount of such Additional Distributions be less than the amount the Class 1 Units receive on a per-Unit basis.

4.3.3	No Put Right

The holders of Class 3 Units do not have a Put Right similar to the Class 1 Units or Class 2 Units, or any other right to require JCM to redeem their Class 3 Units.

4.3.4	Voting Rights

The Class 3 Units have the voting rights granted to Units in the Agreement, including the right to vote as a separate class on certain matters. In addition, in order to amend the Class 3 COD, such amendment must first be approved by the Board and must then be approved by a majority of the Class 3 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Class 3 Units. In addition, if an amendment to the Class 3 COD would adversely affect a class of Units or series of Preferred Units in a different manner than other classes of Units or Preferred Units, then such class or series will have the right to vote as a separate class on the amendment to the Class 3 COD (see Section 2.2.3 of the Operating Agreement). In addition, subject to certain limited exceptions, amendments to the Class 3 COD are subject to approval by the Members of the Company (see Sections 2.1.6, 2.2.1.3 and 2.2.2.4 of the Operating Agreement).

4.3.5	Conversion Rights

The Class 3 Units are convertible by the holders of Class 3 Units into other classes of Units if and when the COD for a future class of Units grants the holders of Class 3 Units a conversion right.

Class 3 Units may not be converted back into Class 1 or Class 2 Units. All Class 3 Units will be converted into other classes of Units on a 1:1 basis, unless otherwise determined by the Board. When future classes of Units are created, the Class 3 Units must be converted on a book entry certificate-by-certificate basis.

JCM has the right to impose reasonable procedures and controls related to the conversion of Class 3 Units.

4.3.6	No Impairment

We are obligated to protect the rights of the holders of Class 3 Units against impairment of their rights in the same manner as the Class 1 and Class 2 Units.
5: CONVERSION PROCEDURES

To convert Units, Members must complete a Unit conversion form. The form contains instructions that you must follow. The signature on the form must be guaranteed by a member of an approved Signature Guarantee Medallion Program. This can be obtained from the bank where you have an account or any registered brokerage firm. Any conversions must be made on a book entry certificate-by-certificate basis. You may request the form for conversion from us or you may obtain a copy from the SEC’s web site at www.sec.gov.

6: DESCRIPTION OF SERIES B PREFERRED UNITS

6.1	Series B Preferred Units

We created the Series B Preferred Units effective December 31, 2004 when the Series B COD was signed by our Chief Executive Officer. Our Board of Managers had approved the issuance of the Series B Preferred Units on November 19, 2004. The terms of our Series B Preferred Units are set forth in the Series B COD that is attached as an exhibit to the Operating Agreement. A copy of the Series B COD is on file with the SEC and is also attached to this document as Exhibit D-4.

Series B Preferred Units have all the rights, preferences, privileges and restrictions granted to Preferred Units under the Operating Agreement (see Section 9 of the Series B COD). In addition, the Series B Preferred Units have the following additional rights, preferences and privileges and restrictions:

6.1.1	Series B Preferred Mandatory Monthly Distributions

The holders of Series B Preferred Units have the right to receive Series B Preferred Mandatory Monthly Distributions equal to one-twelfth (1/12th) of eight and 25/100 cents ($0.0825) per Series B Preferred Unit. The Series B Preferred Mandatory Monthly Distributions are required to be paid in full each month prior to payment of any Additional Distributions (as defined in our Operating Agreement) on any class of Units. The rights of the Series B Preferred Units to receive any distributions is subordinate to the rights of the Class 1, 2 and 3 Units and may become subordinate to other class(es) of Units created with a priority senior to the Series B Preferred Units to receive payment in full of Mandatory Distributions owed to such classes.

If we fail, for any reason, to pay any Series B Preferred Mandatory Monthly Distribution(s) in a timely manner, we are required to begin liquidating our properties as quickly as commercially reasonable and pay the holders of Series B Preferred Units interest on the overdue Series B Preferred Mandatory Monthly Distributions at the rate of 10% per year. We can stop liquidating our properties when we no longer have any overdue Series B Preferred Mandatory Monthly Distributions. This requirement to liquidate properties is the same requirement imposed upon the Company by the CODs of the Class 1, 2 and 3 Units.

Series B Preferred Mandatory Monthly Distributions are paid to the holders of record of Series B Preferred Units as of the first day of the month and are mailed to holders no later than the last day of the month. In lieu of mailing, we also can send payments in any other way agreed to by the holder of Series B Preferred Units.

The Series B Preferred Mandatory Monthly Distributions remain in effect until the first to occur of the following events:
•	The monthly record date immediately prior to our dissolution under Section 5.1.1 of the Operating Agreement; or

•	The Closing of a Change of Control Merger or Consolidation as defined in Section 4.4.2 of the Series B COD.
6.1.2	Additional Distributions

Series B Preferred Units will receive the same Additional Distributions as the Class 3 Units receive on a per-Unit basis.

6.1.3	Series B Preferred Change of Control Put Right

If there is a proposed Change of Control (as defined in Section 5.1 of the Series B COD), each holder of Series B Preferred Units will have the right (the “Change of Control Put Right”) to have the Company, or the Company’s designee, redeem or repurchase some or all of the holder’s Series B Preferred Units for a price (the “Change of Control Put Price”) equal to 120% of the price that Series B Preferred Unit was originally sold by the Company (the “Original Series B Preferred Unit Price”). Distributions paid to the holders of Series B Preferred Units after the record date for the Change of Control Put Right will not be deducted from the Change of Control Put Price.

Such Change of Control Put Right may be considered a “tender offer” by the Company, or the Company’s designee, and will be conducted in compliance with applicable law and regulations. For example, holders will have at least 20 business days from delivery of notice that the Put Right has been triggered to exercise their Put Right.

The Board is required to set a record date for the Change of Control Put Right. Within 20 days after this record date, the Company is required to send a notice to each holder of record of Series B Preferred Units informing the holder of the proposed Change of Control transaction and the Change of Control Put Price for that holder’s Series B Preferred Units and the date by which the holder must return the holder’s election to exercise the holder’s Change of Control Put Right. Holders will be required to return an exercise form prepared by the Company. Any holder who fails to timely return the exercise form will forfeit the holder’s Change of Control Put Right.

If a proposed Change of Control transaction does not occur for any reason, all exercised Change of Control Put Rights will be automatically voided as provided in the Series B COD. If another Change of Control transaction is later proposed, all of the procedures related to exercising the Change of Control Put Rights will be repeated.

6.1.4	Redemption of Series B Preferred Units Upon Liquidation Events

After the effective date of the dissolution of the Company and prior to the payment of liquidating distributions to any other classes of Units, the Company must redeem each holder’s Series B Preferred Units for a cash payment (the “Dissolution Redemption Amount”) equal to the greater of:
•	110% of the Original Series B Preferred Unit Price; or

•	The weighted average price paid in the 12 calendar months preceding the most recent purchase by the Company for Class 3 Units under the Company’s Repurchase Program.
In addition, prior to payment of the Dissolution Redemption Amount, the Company must have cured any shortfall in payments of the Series B Preferred Mandatory Monthly Distributions. If there is a shortfall in the Company’s ability to pay (i) the Dissolution Redemption Amount in full and (ii) any shortfall in payments of the Series B Preferred Mandatory Monthly Distributions to all holders of Series B Preferred Units, the Dissolution Redemption Amount will be voided and the holders of the Series B Preferred Units, on a pro rata basis with all holders of other series of Preferred Units entitled to share in such distribution, will receive all proceeds available for liquidating distributions under Section 4.3 of the Operating Agreement; and, the holders of Units and other series of Preferred Units not entitled to share in such distribution will not receive any liquidating distributions.
Upon payment of the Dissolution Redemption Amount in full, the holders of Series B Preferred Units will have no further interest in the Company related to the Series B Preferred Units and will not participate in any other liquidating distributions. In addition, if a holder of Series B Preferred Units does not own any other Units or series of Preferred Units of the Company, after payment of the Dissolution Redemption Amount, the holder will cease to be a Member of the Company.
6.1.5	Voting Rights

The Series B Preferred Units vote with the other classes of Units on all matters, including the election of Board Managers. The Series B Preferred Units have the right to vote as a separate class on any amendments to the Series B COD, any amendments to the Operating Agreement that affect the rights of the Series B Preferred Units, or when required by law. Notwithstanding that the Operating Agreement provides that the Company’s Preferred Units have the right to vote as a separate class on any merger, consolidation or dissolution of the Company, the Series B COD provides that the Series B Preferred Units do not have the right to vote as a separate class (or with other series of Preferred Units) on any merger, consolidation or dissolution of the Company (see Section 6.1 of the Series B COD).

In addition, in order to amend the Series B COD, such amendment must first be approved by the Board and must then be approved by a majority of the Series B Preferred Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present, or by the written consent executed by a majority in interest of the outstanding Series B Preferred Units.

6.1.6	Conversion

Currently, the Series B Preferred Units are not convertible into any class of Units or series of Preferred Units. If any Certificate of Designations of any class of Units or series of Preferred Units allows the Series B Preferred Units to convert into such class or series, the terms governing the conversion of the Series B Preferred Units will be as specified in such Certificate of Designations.

6.1.7	Participation in the Company’s Repurchase Program

Series B Preferred Units may be repurchased by the Company pursuant to the terms of the Repurchase Program then in effect and on the same terms as Class 3 Units are entitled to participate. However, the Series B COD provides that the Company shall not repurchase any Series B Preferred Units for three years from their date of purchase, except in the case of a hardship (as determined on a case-by-case basis by the Company). In addition, Series B Preferred Units repurchased by the Company or its subsidiary within such a three-year period shall be repurchased at the price originally paid to the Company for those Series B Preferred Units.

See our current information on file with the SEC described in Section 1.21 for further information on our Unit Repurchase Guidelines.

6.1.8	No Impairment

We are obligated to protect the rights of the holders of Series B Preferred Units against impairment of their rights in the same manner as the Class 1, 2 and Class 3 Units.

EXHIBIT A
Class 2 Unit Put Option Chart

(1)	Redemption payments on the Puts are due by June 30, 2012 but may be made anytime by the Company after the Board’s decision to continue the Company’s opertaions. Any early redemption payments may be made by the Company in its sole discretion in any manner.

EXHIBIT B
Intentionally Omitted

EXHIBIT C
Intentionally Omitted

EXHIBIT D-1
AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
CLASS 1 UNITS
OF JCM PARTNERS, LLC
(As Created Under the Amended and Restated LLC Agreement)
(As Amended and Restated as of June 22, 2004)
WHEREAS, Section 2.1.5 of that Amended and Restated Limited Liability Company Agreement dated June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides for the designation of all currently outstanding Common Units of the Company as the Class 1 Units; and
WHEREAS, this Amended and Restated Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 1 Units, after giving effect to the First Amendment to Certificate of Designations of Class 1 Units, dated June 22, 2004.
NOW, THEREFORE, BE IT RESOLVED, that pursuant to the Agreement, the Class 1 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.
1.	Designation of Class.

The Company shall have a class of Units which shall be designated “Class 1 Units” (the “Class 1 Units”).

2.	Number of Class 1 Units.

The number of Class 1 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3.	Redesignation of Common Units to Class 1 Units.

As set forth in Section 2.1.5 of the Agreement, all outstanding units were redesignated to Class 1 Units. All Class 1 Units shall remain Class 1 Units until converted by the holders of such Class 1 Units in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4.	Distributions to Holders of Class 1 Units.
4.1	Priority of Distributions.

The holders of Class 1 Units shall have the right to receive Mandatory Monthly Distributions (as defined in Section 4.2 below). The Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of Units. In addition, the Company shall not issue any class of Units with the right to receive any distributions prior to payment of the Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 1 Units.

4.2	Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 1 Units in an amount equal to one-twelfth (1/12th) of $0.0775 (seven and 3/4 cents) per Class 1 Unit (the “Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Mandatory Monthly Distribution(s) in a timely manner (“Overdue Mandatory Monthly Distributions”), the Company shall begin liquidating its properties (which may or may not include its real properties) as quickly as commercially reasonable and shall pay the holders of Class 1 Units interest on any Overdue Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its properties when the Company no longer has any Overdue Mandatory Monthly Distributions.

4.3	Payment.

The Mandatory Monthly Distributions shall be paid to the holders of record of Class 1 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 1 Units in any other manner agreed to in writing by a holder of Class 1 Units (e.g., by wire transfer or by mailing payment to the banks of the holders of record).

4.4	Termination of Mandatory Distributions.

The Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Mandatory Distribution Termination Event”):
4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation (defined below). “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.
5.	Class 1 Unit Put Option.
5.1	Timing of Put Right; Timing of Payment of Put Right.

Each holder of Class 1 Units as of June 30, 2005 (the “Fifth Anniversary Date” or the “Put Right Record Date”) will have the right (the “Put Right”) to require the Company to redeem some or all of such holder’s Class 1 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2007 (the “Seventh Anniversary Date”). The Exercise Price and the manner of exercising the Put Right are set forth below. The Company may redeem any Class 1 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to continue the Company’s operations beyond the Seventh Anniversary Date (herein, “Early Redemptions”). Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.

5.2	Exercise Notice.

Within twenty (20) days after the Put Right Record Date the Company shall send a notice (“Exercise Notice”) by first class mail to all holders of record of the Class 1 Units informing such holders of the Exercise Price and the time in which to notify the Company of their election to exercise their Put Right(s).

5.3	Notice of Exercise by Class 1 Holders.

Each holder of Class 1 Units who desires to exercise its Put Right(s) shall do so by notifying the Company of such exercise no later than the ninetieth (90th) day after the Fifth Anniversary Date, on an exercise form to be prepared by the Company and delivered to the holders of Class 1 Units concurrent with the Exercise Notice. Any holder of Class 1 Units who fails to timely exercise its Put Right will forfeit such Put Right.

5.4	Exercise Price.

The “Exercise Price” for each Class 1 Unit will be determined as follows:
5.4.1	Within ninety (90) days preceding the Put Right Record Date the Company will obtain an appraisal on each of its real properties from one or more MAI appraisers to be selected by the Board of Managers (the “Board”), and may retain a business appraiser, investment bank, or other qualified Person, to appraise the Company’s other assets; such appraisals collectively referred to as the “Appraisals.”

5.4.2	The Company’s Board shall retain Certified Public Accountants (“CPAs”) to calculate the collective value of all classes of issued and outstanding Units by preparing a pro forma balance sheet using the appraised values from the Appraisals with allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s properties), and using the profit and loss allocation provisions of Article 7 of the Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs.

5.4.3	The total value of all classes of Units as calculated by the CPAs shall then be divided by the total number of Units then outstanding of all classes. This resulting amount is the Exercise Price for each Class 1 Unit and, if accepted by the Board, shall be final and incontestable.

5.4.4	For the purposes of this Section 5.4 only, all Units owned by any wholly-owned subsidiary of the Company shall be treated as if they were not outstanding.
5.5	Transactions After Put Right Record Date.
5.5.1	All distributions distributed to electing holders of Class 1 Units subsequent to the Put Right Record Date and through June 30, 2006 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 1 Units that are paid to holders of record of Class 1 Units on and after July 1, 2006 shall not be credited against the Exercise Price.

5.5.2	The Board may establish procedures, including, without limitation, the establishment of an escrow and the requirement that the holders of Class 1 Units deliver transmittal letters and assignments, as a condition precedent to distributing the Exercise Price to such holders of Class 1 Units.
5.6	Liquidation to Meet the Put Option.

If a sufficient number of holders of Class 1 Units exercise their Put Rights, the continued operation of the Company beyond the Seventh Anniversary Date may not be reasonably feasible. Therefore, no later than June 30, 2006 (the “Sixth Anniversary Date”), the Board will meet to determine whether the Company should continue operations beyond the Seventh Anniversary Date. If the Board determines in its sole discretion that the Company’s operations should not continue beyond the Seventh Anniversary Date, the following will occur:
5.6.1	The Put Rights shall be null and void, and no holder of Class 1 Units will be entitled to receive the Exercise Price;

5.6.2	All of the Company’s properties will be sold as soon as practicable;

5.6.3	All owners of Class 1 Units will receive the liquidation distributions to which they are entitled under the Agreement; and

5.6.4	The Company will inform all owners of Units and Preferred Units of this decision within thirty (30) days after the Sixth Anniversary Date.
6.	Voting Rights.

The holders of the Class 1 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 1 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 1 Units).

7.	Conversion Rights.
7.1	General.

The Class 1 Units are convertible by the holders of the Class 1 Units into any other classes of Units which
7.1.1	May come into existence at any time on or before May 30, 2005; and

7.1.2	Come into existence on and after May 31, 2005, provided that the Board has determined, in its sole discretion, that the Class 1 Units shall be convertible into such class(es) of Units created on and after May 31, 2005.
7.2	1:1 Conversion.

All conversions of Class 1 Units into other classes of Units shall be on a 1:1 basis, unless otherwise determined by the Board.

7.3	All or None Conversions.

Notwithstanding Sections 7.1 and 7.2 above, in the Board’s sole discretion, any future Certificate of Designations may require that in order to convert any Class 1 Units, a holder of Class 1 Units must convert all Class 1 Units owned by that holder of record.

7.4	Conversion Procedures.

The Board shall have the right to impose reasonable procedures and controls related to the conversion of Class 1 Units as permitted by this Section 7 to include requiring holders of Class 1 Units to deliver written notice to the Company that the holder elects to convert the Class 1 Units. Any conversion shall be treated as a transfer of Units and shall be processed according to the Company’s procedures for transfer of Units.

7.5	Effect of Conversion Rights on Number of Authorized Units.

When a Class 1 Unit is converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 1 Unit shall assume the status of authorized but unissued Units. After taking into account the increase in authorized but unissued Units resulting from the last sentence, the Company shall at all times reserve and keep available out of its authorized Units the full number of Units of such class deliverable upon conversion of all Class 1 Units from time to time outstanding.
8.	No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 1 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 1 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9.	Residual Rights.

Except as expressly provided for herein, the Class 1 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC

By	/s/ Gayle M. Ing
Gayle M. Ing,
Chief Executive Officer

Dated:	Effective June 25, 2003, as
Amended and Restated as of
June 22, 2004

EXHIBIT D-2
AMENDED AND RESTATED
CERTIFICATE OF DESIGNATIONS
OF
CLASS 2 UNITS
OF JCM PARTNERS, LLC
(As Created by the Board of Managers
Pursuant to Section 2.1.6 of the Amended and
Restated Operating Agreement, dated as of June 25, 2003)
(As Amended and Restated as of June 22, 2004)
WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a class of Units by approving a Certificate of Designations for such class; and
WHEREAS, this Amended and Restated Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 2 Units, after giving effect to the First Amendment to Certificate of Designations of Class 2 Units, dated June 22, 2004.
NOW, THEREFORE, BE IT RESOLVED, that the Class 2 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.
1.	Designation of Class.

The Company shall have a class of Units which shall be designated “Class 2 Units” (the “Class 2 Units”).

2.	Number of Class 2 Units.

The number of Class 2 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3.	Status of Class 2 Units.

All Class 2 Units shall remain Class 2 Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4.	Distributions to Holders of Class 2 Units.
4.1	Priority of Distributions.

The holders of Class 2 Units shall have the right to receive Class 2 Mandatory Monthly Distributions (see Section 4.2 below). The Class 2 Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of Units. In addition, the Company shall not issue any class of Units with the right to receive any distribution prior to payment of the Class 2 Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 2 Units. Class 2 Units shall have the same priority as Class 1 Units for participating in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Agreement. Subject to Section 2.1.4.2(c) of the Agreement, the Class 2 Units shall receive Additional Distributions as determined by the Board in its sole discretion, but at no time will the amount of Additional Distributions be less than the amount that the Class 1 Units receive on a per Unit basis.

4.2	Class 2 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 2 Units in an amount equal to one-twelfth (1/12th) of eight cents ($0.08) per Class 2 Unit (the “Class 2 Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Class 2 Mandatory Monthly Distribution(s) in a timely manner (“Overdue Class 2 Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Class 2 Units interest on any Overdue Class 2 Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Class 2 Mandatory Monthly Distributions.

4.3	Payment.

The Class 2 Mandatory Monthly Distributions shall be paid to the holders of record of Class 2 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 2 Units in any other manner agreed to in writing by a holder of Class 2 Units.

4.4	Termination of Class 2 Mandatory Monthly Distributions.

The Class 2 Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Class 2 Mandatory Distribution Termination Event”):
4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.
5.	Class 2 Unit Put Option.
5.1	Timing of Class 2 Put Right; Timing of Payment of Class 2 Put Right.

Each holder of Class 2 Units as of June 30, 2010 (the “Tenth Anniversary Date” or the “Class 2 Put Right Record Date”) will have the right (the “Class 2 Put Right”) to require the Company to redeem some or all of such holder’s Class 2 Units for the Exercise Price (defined in Section 5.4 below) by June 30, 2012 (the “Twelfth Anniversary Date”). The Exercise Price and the manner of exercising the Class 2 Put Right are set forth below. The Company may redeem any Class 2 Units that have been validly put to the Company in accordance with Section 5 herein at any time after the Board of Managers has held the meeting required by Section 5.6 herein and has determined to either
5.1.1	Continue customary operations beyond the Twelfth Anniversary Date, or

5.1.2	Maintain the Company’s existence as a going concern while meeting the requirements of Section 5.6.1 herein (herein, “Early Redemptions”).
Any Early Redemptions shall be at the sole discretion of the Company and shall not be required to be made pro rata or pursuant to any other procedure. Nothing herein shall obligate the Company to make any Early Redemptions.
5.2	Exercise Notice.

Within twenty (20) days after the Class 2 Put Right Record Date, the Company shall send a notice (“Exercise Notice”) by first class mail to all holders of record of the Class 2 Units informing such holders of the Exercise Price and the time in which to notify the Company of their election to exercise their Class 2 Put Right.

5.3	Notice of Exercise by Class 2 Holders.

Each holder of Class 2 Units who desires to exercise his/her Class 2 Put Right shall do so by notifying the Company of such exercise no later than the ninetieth (90th) day after the Tenth Anniversary Date (the “Put Close Date”), on an exercise form to be prepared by the Company and delivered to the holders of Class 2 Units concurrent with the Exercise Notice. Any holder of Class 2 Units who fails to timely exercise its Class 2 Put Right will forfeit such Class 2 Put Right.

5.4	Exercise Price.

The “Exercise Price” for each Class 2 Unit will be determined as follows:
5.4.1	Within ninety (90) days preceding the Class 2 Put Right Record Date, the Company will obtain an appraisal on each of its real properties from one or more MAI appraisers to be selected by the Board of Managers (the “Board”), and may retain a business appraiser, investment bank, or other qualified Person, to appraise the Company’s other assets. Such appraisals are collectively referred to as the “Appraisals.”

5.4.2	The Company’s Board shall retain Certified Public Accountants (“CPAs”) to calculate the collective value of all classes of issued and outstanding Units by preparing a pro forma balance sheet using the appraised values from the Appraisals with allowance for all anticipated costs and expenses (including but not limited to the estimated costs and expenses of liquidating all of the Company’s assets), and using the profit and loss allocation provisions of Article 7 of the Agreement, and otherwise in accordance with generally accepted accounting principles, all of which may be determined by the Board pursuant to specific written instructions to the CPAs.

5.4.3	The total value of all classes of Units as calculated by the CPAs shall then be divided by the total number of Units then outstanding of all classes. This resulting amount is the Exercise Price for each Class 2 Unit and, if accepted by the Board, shall be final and incontestable.

5.4.4	For the purposes of this Section 5.4 only, all Units owned by any wholly-owned subsidiary of the Company shall be treated as if they were not outstanding.

5.5	Transactions After Class 2 Put Right Record Date.
5.5.1	All distributions distributed to electing holders of Class 2 Units subsequent to the Class 2 Put Right Record Date and through June 30, 2011 will be credited against the Exercise Price. All distributions distributed to electing holders of Class 2 Units that are paid to holders of record of Class 2 Units on and after July 1, 2011 shall not be credited against the Exercise Price.

5.5.2	The Board may establish procedures, including, without limitation, the establishment of an escrow and the requirement that the holders of Class 2 Units deliver transmittal letters and assignments, as a condition precedent to distributing the Exercise Price to such holders of Class 2 Units.
5.6	Full or Partial Liquidation to Meet the Put Option.

If a sufficient number of holders of Class 2 Units exercise their Class 2 Put Rights, the continued customary operation of the Company beyond the Twelfth Anniversary Date may not be reasonably feasible. Therefore, no later than ninety (90) days after the Put Close Date, the Board will meet to determine whether the Company can continue customary operations beyond the Twelfth Anniversary Date. If the Board determines in its sole discretion that the Company cannot continue customary operations beyond the Twelfth Anniversary Date, the following will occur:
5.6.1	If the Board determines that the Company can maintain its existence as a going concern and prudently satisfy the Company’s obligations to the holders of Class 2 Units who exercised their Class 2 Put Rights through one or more of the following methods:
5.6.1.1	use of available cash and cash equivalents,

5.6.1.2	the issuance of new Units or Preferred Units in capital raising transactions,

5.6.1.3	other financing transactions, or

5.6.1.4	a partial liquidation of the Company’s assets, then
the Company shall not be liquidated and the Company shall satisfy its obligations to the holders of Class 2 Units who exercised their Put Option in a timely manner. It is the intent of this Section 5.6.1 for the Company to remain a going concern and not to be liquidated, even if substantially all of the Company’s assets are sold in order to satisfy the Company’s obligations hereunder.
5.6.2	If the Board determines that the Company cannot meet the test set forth in Section 5.6.1, then the following will occur:
5.6.2.1	The Class 2 Put Rights shall be null and void, and no holder of Class 2 Units will be entitled to receive the Exercise Price;

5.6.2.2	All of the Company’s assets will be sold as soon as practicable;

5.6.2.3	All owners of Class 2 Units will receive the liquidation distributions to which they are entitled under the Agreement; and

5.6.2.4	The Company will inform all owners of Units and Preferred Units of this decision within one hundred twenty (120) days after the Put Close Date.
6.	Voting Rights.

The holders of the Class 2 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 2 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment, or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 2 Units.

7.	Conversion Rights and Restrictions.
7.1	The Right of Holders of Other Units to Convert to Class 2 Units.
7.1.1	Any holder of Class 1 Units, who has not exercised the holder’s Class 1 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 1 Units, may convert the holder’s Class 1 Units into Class 2 Units at any time by complying with the procedures herein.

7.1.2	Any holder of Class 1 Units wishing to convert such Units into Class 2 Units must convert the holder’s Class 1 Units on both a Unit-for-Unit basis and a certificate-by-certificate basis by delivering properly completed conversion form(s) to the Company. (The Company has not issued certificates for existing Units. However, the Company has an internal system that creates book entry certificates for the holders of existing

Units. The Company issues distribution checks on a book entry certificate-by-certificate basis.)

7.1.3	The Board shall have the right to impose reasonable procedures and controls related to the conversion of other Units to Class 2 Units as permitted by this Section 7 to include requiring holders of other Units to deliver written notice to the Company that the holder elects to convert those Units to Class 2 Units. Any conversion shall be processed according to the Company’s procedures.
7.2	The Right of Holders of Class 2 Units to Convert to Other Units.
7.2.1	The rights and conditions governing the conversion of Class 2 Units to other Units are specified in the Certificates of Designations for those other Units.

7.2.2	When Class 2 Units are converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 2 Units shall assume the status of authorized but unissued Units. The Company shall at all time reserve and keep available out of its authorized Units sufficient Units to satisfy any the conversion rights granted to holders of Class 2 Units.
8.	No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 2 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 2 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9.	Residual Rights.

Except as expressly provided for herein, the Class 2 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC

By	/s/ Gayle M. Ing
Gayle M. Ing,
Chief Executive Officer

Dated:	Effective September 24, 2003, as
Amended and Restated as of
June 22, 2004

EXHIBIT D-3
CERTIFICATE OF DESIGNATIONS
OF
CLASS 3 UNITS
OF JCM PARTNERS, LLC
(As Created by the Board of Managers

Pursuant to Section 2.1.6 of the Amended and

Restated Operating Agreement, dated as of June 25, 2003)
WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a class of Units by approving a Certificate of Designations for such class; and
WHEREAS, this Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Class 3 Units;
NOW, THEREFORE, BE IT RESOLVED, that the Class 3 Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.
1.	Designation of Class.

The Company shall have a class of Units which shall be designated “Class 3 Units” (the “Class 3 Units”).

2.	Number of Class 3 Units.

The number of Class 3 Units that may be issued shall not exceed the number of Units authorized for issuance as Units under Section 2.1.2 of the Agreement.

3.	Status of Class 3 Units.

All Class 3 Units shall remain Class 3 Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4.	Distributions to Holders of Class 3 Units.
4.1	Priority of Distributions.

The holders of Class 3 Units shall have the right to receive Class 3 Mandatory Monthly Distributions (see Section 4.2 below). The Class 3 Mandatory Monthly Distributions shall be paid in full each month prior to payment of any distributions on any series of Preferred Units or any Additional Distributions to any class of

Units. In addition, the Company shall not issue any class of Units with the right to receive any distribution prior to payment of the Class 3 Mandatory Monthly Distributions; provided, however, that the Company is authorized to issue classes of Units or series of Preferred Units with the right to receive Mandatory Distributions on the terms set forth in Section 2.1.4.2(b) of the Agreement without the need to obtain any additional authorization or vote of the Class 3 Units. Class 3 Units shall have the same priority as Class 1 Units for participating in any shortfall as set forth in Section 2.1.4.2(b)(1) of the Agreement. Subject to Section 2.1.4.2(c) of the Agreement, the Class 3 Units shall receive Additional Distributions as determined by the Board in its sole discretion, but at no time will the amount of Additional Distributions be less than the amount that the Class 1 Units receive on a per Unit basis.

4.2	Class 3 Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Class 3 Units in an amount equal to one-twelfth (1/12th) of eight and 25/100 cents ($0.0825) per Class 3 Unit (the “Class 3 Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Class 3 Mandatory Monthly Distribution(s) in a timely manner (“Overdue Class 3 Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Class 3 Units interest on any Overdue Class 3 Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Class 3 Mandatory Monthly Distributions.

4.3	Payment.

The Class 3 Mandatory Monthly Distributions shall be paid to the holders of record of Class 3 Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Class 3 Units in any other manner agreed to in writing by a holder of Class 3 Units.

4.4	Termination of Class 3 Mandatory Monthly Distributions.

The Class 3 Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Class 3 Mandatory Distribution Termination Event”):
4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.
5.	[Intentionally Left Blank]

6.	Voting Rights.

The holders of the Class 3 Units shall have the voting rights granted to Units in the Agreement, including the right to vote on certain matters as a separate class of Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement. In addition, provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Class 3 Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Class 3 Units).

7.	Conversion Rights and Restrictions.
7.1	The Right of Holders of Other Units to Convert to Class 3 Units.
7.1.1	Any holder of Class 1 Units, who has not exercised the holder’s Class 1 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 1 Units, may convert the holder’s Class 1 Units into Class 3 Units at any time by complying with the procedures herein.

7.1.2	Any holder of Class 2 Units, who has not exercised the holder’s Class 2 Put Right pursuant to Section 5.3 of the Certificate of Designations of Class 2 Units, may convert the holder’s Class 2 Units into Class 3 Units at any time by complying with the procedures herein.

7.1.3	Any holder of Class 1 or Class 2 Units wishing to convert such Units into Class 3 Units must convert their Class 1 or Class 2 Units on both a Unit-for-Unit basis and a certificate-by-certificate basis by delivering properly completed conversion form(s) to the Company. (The Company has not issued certificates for existing Units. However, the Company has an internal system that creates book entry certificates for the holders of existing Units. The Company issues distribution checks on a book entry certificate-by-certificate basis.)

7.1.4	The Board shall have the right to impose reasonable procedures and controls related to the conversion of other Units to Class 3 Units as permitted by this Section 7 to include requiring holders of other Units to deliver written notice to the Company that the holder elects to convert those Units to Class 3 Units. Any conversion shall be processed according to the Company’s procedures.
7.2	The Right of Holders of Class 3 Units to Convert to Other Units.
7.2.1	The rights and conditions governing the conversion of Class 3 Units to other Units are specified in the Certificates of Designations for those other Units.

7.2.2	When Class 3 Units are converted to another class of Units, the holder shall then hold the new class of Units, and the converted Class 3 Units shall assume the status of authorized but unissued Units. The Company shall at all time reserve and keep available out of its authorized Units sufficient Units to satisfy any the conversion rights granted to holders of Class 3 Units.
8.	No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the rights (including but not limited to the conversion rights) of the holders of Class 3 Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Class 3 Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.
9.	Residual Rights.

Except as expressly provided for herein, the Class 3 Units shall be vested with the rights, preferences, privileges and restrictions accruing to Units under the Agreement.

JCM PARTNERS, LLC

By	/s/ Gayle M. Ing

Gayle M. Ing,
Chief Executive Officer

Dated:	Effective as of September 24, 2003

EXHIBIT D-4
CERTIFICATE OF DESIGNATIONS
OF
SERIES B PREFERRED UNITS
OF JCM PARTNERS, LLC
(As Created by the Board of Managers
Pursuant to Section 2.1.6 of the Amended and
Restated Operating Agreement, dated as of June 25, 2003)
WHEREAS, Section 2.1.6 of that Amended and Restated Operating Agreement dated as of June 25, 2003, as it may be amended thereafter (“Agreement”) of JCM Partners, LLC, a Delaware limited liability company (“Company”), provides that the Board of Managers may create a series of Preferred Units by approving a Certificate of Designations for such series; and
WHEREAS, this Certificate of Designations sets forth the rights, preferences, privileges and restrictions of the Series B Preferred Units;
NOW, THEREFORE, BE IT RESOLVED, that the Series B Preferred Units shall have the rights, preferences, privileges and restrictions set forth herein. Capitalized terms not otherwise defined herein have the meaning set forth in the Agreement.
1.	Designation of Series.

The Company shall have a series of Preferred Units which shall be designated “Series B Preferred Units” (the “Series B Preferred Units”).

2.	Number of Series B Preferred Units.

The number of Series B Preferred Units that may be issued shall not exceed 25,000,000. The Board of Managers (the “Board”), without any further action of the holders of Series B Preferred Units, may reduce the number of authorized but unissued Series B Preferred Units at any time. At the termination of the offering of the Series B Preferred Units on the terms set forth in the Company’s Private Placement Memorandum, dated November 24, 2004 including any extensions, any authorized Series B Preferred Units that have not been issued or subscribed for shall automatically revert to authorized but unissued Units and Preferred Units under Section 2.1.2 of the Agreement.

3.	Status of Series B Preferred Units.

All Series B Preferred Units shall remain Series B Preferred Units until converted in accordance with Section 7 of this Certificate of Designations and the terms of the Agreement.

4.	Distributions to Holders of Series B Preferred Units.
4.1	Priority of Distributions.
4.1.1	The holders of Series B Preferred Units shall have the right to receive Series B Mandatory Monthly Distributions (see Section 4.2 below).

4.1.2	The Series B Mandatory Monthly Distributions shall be paid in full each month prior to payment of any Additional Distributions to any class of Units.

4.1.3	If there is a shortfall in the Company’s ability to pay distributions as set forth in Section 2.1.4.2(b)(1) and (2) of the Agreement, the Series B Preferred Units shall not receive any distributions (mandatory or otherwise) until the Class 1, Class 2, Class 3 Units and any other class(es) of Units entitled to share in such shortfall on a pro rata basis have been paid in full. After the preceding shortfall has been paid in full, the Series B Preferred Units shall share pro rata in any funds available to pay distributions owed the Series B Preferred Units and any other class(es) of Units or series of Preferred Units that have the same priority.

4.1.4	In accordance with Section 4.2 of the Agreement, each Series B Preferred Unit shall receive the same Additional Distributions as the Class 3 Units receive on a per Unit basis.
4.2	Series B Mandatory Monthly Distributions.

The Company shall make a monthly distribution to the holders of Series B Preferred Units in an amount equal to one-twelfth (1/12th) of eight and 25/100 cents ($0.0825) per Series B Preferred Unit (the “Series B Mandatory Monthly Distributions”). If the Company fails, for any reason, to pay any Series B Mandatory Monthly Distribution(s) in a timely manner (the “Overdue Series B Mandatory Monthly Distributions”), the Company shall begin liquidating its assets as quickly as commercially reasonable and shall pay the holders of Series B Preferred Units interest on any Overdue Series B Mandatory Monthly Distributions at the rate of ten percent (10%) per annum. The Company may cease liquidating its assets when the Company no longer has any Overdue Series B Mandatory Monthly Distributions.

4.3	Payment.

The Series B Mandatory Monthly Distributions shall be paid to the holders of record of Series B Preferred Units as of the first day of the month and mailed by the Company to such holders of record no later than the last day of each month. In lieu of mailing, the Company may transmit payment to a holder of Series B Preferred Units in any other manner agreed to in writing by a holder of Series B Preferred Units.

4.4	Termination of Series B Mandatory Monthly Distributions.

The Series B Mandatory Monthly Distributions shall remain in effect until the first to occur of the following events (each, a “Series B Mandatory Distribution Termination Event”):
4.4.1	The monthly record date immediately prior to the dissolution of the Company pursuant to Section 5.1.1 of the Agreement; or

4.4.2	The closing of a Change of Control Merger or Consolidation. “Change of Control Merger or Consolidation” means any merger or consolidation in which the Company is not the surviving entity, except a transaction that results in the Members of the Company immediately prior to the transaction owning securities representing at least fifty percent (50%) of the voting power of the surviving entity after the transaction.
5.	Series B Preferred Unit Put Option.
5.1	Triggering Events.

In connection with a Change of Control of the Company, each holder of Series B Preferred Units as of the Change of Control Put Right Record Date will have the right (the “Change of Control Put Right”) to require the Company, or the Company’s designee, to redeem or repurchase, as applicable, some or all of such holder’s Series B Preferred Units for the Change of Control Put Price (defined in Section 5.4 below) no later than the date of the closing of the transaction that constitutes the Change of Control of the Company.

A “Change of Control” means a Change of Control Merger or Consolidation or a Change of Control of Voting Securities. A “Change of Control of Voting Securities” means:
When any person (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) in any transaction or series of related transactions becomes the Beneficial

Owner (as defined in Rule 13d-3 of the 1934 Act), directly or indirectly, of Units or Preferred Units of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, other than in an Excluded Transaction (as defined herein). Classes of Units or series of Preferred Units owned by a subsidiary of the Company and voted pursuant to Section 2.3.5 of the Agreement shall not be included in determining voting power.
An “Excluded Transaction” means any increase in the percentage of total voting power represented by any person’s Units or Preferred Units as a result of the acquisition of Units or Preferred Units by the Company or any subsidiary of the Company in connection with (i) the Company’s repurchase program referred to in Section 11, (ii) the Class 1 Put Right, (iii) the Class 2 Put Right or (iv) any other put rights in any future Certificates of Designations of the Company.
The “Change of Control Put Right Record Date” means the record date established by the Board for the vote of the Members for the proposed Change of Control transaction, or, if no Member vote is required, the record date established by the Board.

5.2	Exercise Notice.

Within twenty (20) days after the Change of Control Put Right Record Date, the Company shall send a notice (the “Exercise Notice”) to each holder of record of Series B Preferred Units informing the holder of the proposed Change of Control transaction, the Change of Control Put Price and the date by which the holder must notify the Company of his or her election to exercise his or her Change of Control Put Right (the “Put Close Date”). The Put Close Date shall be a date no earlier than twenty (20) business days after the delivery of the Exercise Notice and no later than the date of the meeting of the Members, if required, to vote on the proposed Change of Control transaction.

5.3	Notice of Exercise by Series B Preferred Unitholders.

Each holder of Series B Preferred Units who desires to exercise his or her Change of Control Put Right shall do so by notifying the Company of such exercise no later than the Put Close Date, on an exercise form to be prepared by the Company and delivered to the holders of the Series B Preferred Units concurrent with the Exercise Notice. Any holder who fails to timely exercise its Change of Control Put Right will forfeit such Change of Control Put Right.

5.4	Change of Control Put Price.

The “Change of Control Put Price” with respect to each Series B Preferred Unit means a cash amount equal to one hundred twenty percent (120%) of the Original Series B Preferred Unit Price. The “Original Series B Preferred Unit Price” shall mean the price the Company originally sold that Series B Preferred Unit to the original purchaser of that Series B Preferred Unit, as set forth on the book-entry certificate for that Series B Preferred Unit.

5.5	Transactions After Change of Control Put Right Record Date.
5.5.1	All distributions distributed to electing holders of Series B Preferred Units subsequent to the Change of Control Put Right Record Date will not be deducted from the Change of Control Put Price.

5.5.2	The Board may establish procedures, including without limitation, the establishment of an escrow and the requirement that the holders of the Series B Preferred Units deliver transmittal letters and assignments, as a condition precedent to distributing the Change of Control Put Price to such holders of Series B Preferred Units.
5.6	Change of Control Put Rights Voided if Change of Control Transaction Does Not Occur.

If the proposed Change of Control transaction does not occur for any reason, whether by the failure of the Members to approve such transaction, rescission of the transaction by the Board, or otherwise, all of the exercised Change of Control Put Rights shall be automatically voided after the Board has adopted a resolution confirming that the proposed Change of Control transaction has not and will not occur. If another Change of Control transaction is later proposed, all of the procedures in this Section 5 shall be repeated with respect to the new proposed Change of Control transaction.
6.	Voting Rights.
6.1	General.

The holders of the Series B Preferred Units shall have the voting rights granted to Preferred Units in the Agreement, including the right to vote on certain matters as a separate class of Preferred Units as set forth in Sections 2.2.2 and 2.2.3 of the Agreement, except the Series B Preferred Units shall not have the right to vote as a separate class (by itself or with any other series of Preferred Units) on the events set forth in Section 2.2.2.1 of the Agreement.

6.2	Irrevocable Proxy.
6.2.1	Notwithstanding Section 6.1, if a court having jurisdiction determines that the Series B Preferred Units do have the right to vote as a separate class (by itself or with any other series of Preferred Units that may come into existence) on the events set forth in Section 2.2.2.1 of the Agreement (herein, a “Section 2.2.2.1 Class Vote”), each holder of Series B Preferred Units (and any successor in interest thereto, as an Assignee, Substitute Member, or otherwise), by acquiring the Series B Preferred Units (or any interest therein), grants to the Proxy Holders an irrevocable proxy, coupled with an interest (the “Irrevocable Proxy”), to vote the holder’s Series B Preferred Units with respect to the Section 2.2.2.1 Class Vote. As used herein, the “Proxy Holders” means the Chief Executive Officer and the Chairman of the Board of the Company.

6.2.2	Nothing herein shall limit the rights of the holders of the Series B Preferred Units to vote together with the Units and Preferred Units on any matter.

6.2.3	The Proxy Holders shall vote all Series B Preferred Units in the same proportion as all classes of Units and all series of Preferred Units voted on the transaction where all classes of Units and series of Preferred Units with voting rights voted together as a single class.
6.3	Class Vote on Amendment of this Certificate of Designations.

Provided the Board has first approved such amendment, any amendment to this Certificate of Designations shall require that a majority of the Series B Preferred Units who are present (by person or proxy) at a duly called and held meeting at which a quorum is present shall be required to approve such amendment (or if no meeting is to be held, then upon the written consent executed by a majority in interest of the outstanding Series B Preferred Units).
7.	Conversion Rights and Restrictions.
7.1	The Right of Holders of Units and Preferred Units to Convert to Series B Preferred Units.
7.1.1	No holder of any class of Units or series of Preferred Units may convert its class of Units or series of Preferred Units into Series B Preferred Units.

7.1.2	Nothing herein shall limit the ability of the holders of a class of Units or series of Preferred Units from exchanging the holders’ Units or Preferred Units for Series B Preferred Units, if the Board has authorized payment for Series B Preferred Units in the form of delivery of other classes of Units or series of Preferred Units and the holder meets the eligibility standards established by the Board.
7.2	The Right of Holders of Series B Preferred Units to Convert to Other Units or Preferred Units.
7.2.1	The rights and conditions governing the conversion of Series B Preferred Units to other class(es) of Units or series of Preferred Units, if any, shall be specified in the Certificates of Designations for those other class(es) of Units or series of Preferred Units.

7.2.2	When Series B Preferred Units are converted to another class of Units or series of Preferred Units, the holder shall then hold the new class of Units or series of Preferred Units. The converted Series B Preferred Units shall then assume the status of authorized but unissued Units and Preferred Units. The Company shall at all times reserve and keep available out of its authorized Units and Preferred Units sufficient Units and Preferred Units to satisfy any conversion rights granted to holders of Series B Preferred Units.
8.	No Impairment.

The Company will not, by amendment of the Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designations to be observed or performed by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designations and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of Series B Preferred Units against impairment. Notwithstanding any implication to the contrary, the foregoing shall not have the affect of requiring the unanimous approval or consent of each holder of Series B Preferred Units in order to amend the Agreement or this Certificate of Designations, or to permit the Company to engage in a reorganization, recapitalization, transfer or sale of assets, consolidation, merger, dissolution, or issuance of Units or Preferred Units.

9.	Residual Rights.

Except as expressly provided for herein, the Series B Preferred Units shall be vested with the rights, preferences, privileges and restrictions accruing to Preferred Units under the Agreement.

10.	Redemption of Series B Preferred Units upon Liquidation Events.
10.1	Amount of Redemption.

After the effective date of the dissolution of the Company pursuant to Section 5.1.2 of the Agreement (“Dissolution Effective Date”), each holder of a Series B Preferred Unit shall have the holder’s Series B Preferred Units redeemed for a cash payment equal to the Series B Preferred Unit Dissolution Redemption Amount. The “Series B Preferred Unit Dissolution Redemption Amount” shall mean an amount per Series B Unit equal to the greater of:
10.1.1	One hundred ten percent (110%) of the Original Series B Preferred Unit Price, or

10.1.2	The weighted average price paid for Class 3 Units in the 12-calendar months preceding the most recent repurchase by the Company for such units under the repurchase program referred to in Section 11 below.
10.2	Priority and Timeline of Redemption.
10.2.1	The Series B Preferred Unit Dissolution Redemption Amount may be paid by the Company anytime after the Dissolution Effective Date and shall be paid in full to all holders of Series B Preferred Units prior to the payment of any distributions under Section 4.3 of the Agreement to any other classes of Units. Prior to the payment of the Series B Preferred Unit Dissolution Redemption Amount, the Company shall have cured any shortfall in payments of any Overdue Series B Mandatory Monthly Distributions.

10.2.2	If there is a shortfall in the Company’s ability to pay the amounts set forth in Section 10.2.1 for each Series B Preferred Unit, the Company’s obligation to pay the Series B Preferred Unit Dissolution Redemption Amount shall be automatically voided. Instead, upon the dissolution, liquidation or winding up of the Company and after the payment of the Company’s other required obligations, holders of Series B Preferred Units shall receive all of the available proceeds as liquidating distributions on a pro rata basis with all holders of Preferred Units entitled to share in such distributions. In such event, the holders of other classes of Units shall not receive any liquidating distributions.
10.3	Series B Preferred Dissolution Redemption Amount Notice.

When the Company pays the holders of the Series B Preferred Units the Series B Preferred Dissolution Redemption Amount, the Company shall send a written notice with the payment to each holder of the Series B Preferred Units informing the holder that the payment constitutes the Series B Preferred Dissolution Redemption Amount and the date as of which the holder’s Series B Preferred Units shall be deemed cancelled.
10.4	Other Notice.

The Company shall send the holders of the Series B Preferred Units a written notice if the Series B Preferred Dissolution Redemption Amount has been voided under Section 10.2.2 and shall indicate in the notice the status of the Series B Preferred Units’ liquidating distributions under Section 10.2.2.

10.5	Savings Clause.

If a court having jurisdiction determines that the payment of the Series B Preferred Dissolution Redemption Amount is prohibited by the Agreement or applicable law for any reason, the Series B Preferred Dissolution Redemption amount shall be reclassified as a pro rata liquidating distribution to the holders of the Series B Preferred Units and any other series of Preferred Units entitled to share in such distribution in accordance with Section 4.3 of the Agreement that has priority over (i) any other class(es) of Units and (ii) series of Preferred Units not entitled to share in such distribution. In that event, the Tax Matters Partner shall make all necessary allocations under Article 7 of the Agreement.
11.	Participation in the Company’s Unit and Preferred Unit Repurchase Program.

Series B Preferred Units may be repurchased by the Company pursuant to the terms of any repurchase program then in effect on the same terms as the Class 3 Units are entitled to participate, provided that the Series B Preferred Units to be repurchased were originally purchased from the Company at least three (3) years prior to the date of the proposed repurchase (the “Three-Year Period”). Notwithstanding the above, the Company may repurchase Series B Preferred Units within the Three-Year Period if the holder of the Series B Preferred Units has a hardship. The existence of a hardship shall be determined on a case-by-case basis by the Company. Any Series B Preferred Units repurchased by the Company during the Three-Year Period shall be purchased at a price equal to the Original Series B Preferred Unit Price.
[Intentionally left blank.]

12.	Future Inapplicability of Section 7.4.2.4(b) of the Operating Agreement.

In the event that the Operating Agreement is amended to allow Certificates of Designations to disregard Section 7.4.2.4(b) of that Agreement, then Section 7.4.2.4(b) shall be disregarded for the purposes of Series B Preferred Units.

JCM PARTNERS, LLC

By	/s/ Gayle M. Ing

Gayle M. Ing,
Chief Executive Officer

Dated:	Effective as of December 31, 2004

THE SECURITIES SUBJECT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR AS OTHERWISE PERMITTED BY THE COMPANY; OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.